As filed with the Securities and Exchange Commission on January 3, 2006

Registration No. 333-127124

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8

TO

REGISTRATION STATEMENT ON FORM S-4

UNDER THE SECURITIES ACT OF 1933

Bank of America Corporation

(Exact name of registrant as specified in its charter)

Delaware	Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255	56-0906609
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

MBNA Corporation 1991 Long Term Incentive Plan

MBNA Corporation 1997 Long Term Incentive Plan

MBNA Corporation 401(k) Plus Savings Plan

(Full title of the plans)

TIMOTHY J. MAYOPOULOS

Executive Vice President and General Counsel

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-7484

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BOYD C. CAMPBELL, JR.

Helms Mulliss & Wicker, PLLC

201 North Tryon Street

Charlotte, North Carolina 28202

This Post-Effective Amendment No. 1 on Form S-8 covers shares of the Registrant’s Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to the MBNA Corporation 401(k) Plus Savings Plan described herein.

EXPLANATORY NOTE

Bank of America Corporation, a Delaware corporation (“Bank of America” or the “Registrant’), hereby amends its Registration Statement on Form S-4, Registration No. 333-127124 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”). The Form S-4, as amended by this Post-Effective Amendment No. 1 on Form S-8, is referred to as the “Registration Statement.” Bank of America filed the Form S-4 in connection with the merger (the “Merger”) of MBNA Corporation, a Maryland corporation (“MBNA”), with and into Bank of America on January 1, 2006. In connection with the filing of the Form S-4, Bank of America registered 730,964,555 shares of its common stock, par value $0.01 per share (the “Common Stock”), with the Securities and Exchange Commission (the “SEC”) and the applicable filing fee was paid. This number of shares represents those shares which were expected to be distributed to the holders of the common stock of MBNA at the time of the Merger and those shares necessary to be distributed, or reserved for issuance, to MBNA employees or former employees in connection with certain MBNA employee benefit plans in effect at the time of the Merger, as listed on the cover of this Post-Effective Amendment No. 1 on Form S-8 (the “Plans”). Pursuant to the terms of the Merger, all outstanding MBNA stock options exercisable for MBNA common stock were converted into stock options exercisable for Bank of America Common Stock after the effective time of the Merger, based on a formula described in the Form S-4. The purpose of this Post-Effective Amendment No. 1 on Form S-8 is to allocate 33,700,000 shares of Common Stock covered by the Registration Statement to the Plans. This Post-Effective Amendment No. 1 on Form S-8 also covers an indeterminate number of participation interests in the MBNA Corporation 401(k) Plus Savings Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Bank of America with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 except for Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part II. Item 8. Consolidated Financial Statements and Supplementary Data. The information included in Part II Item 7 and Item 8 was updated in the Current Report on Form 8-K filed on July 12, 2005, which is incorporated herein by reference;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(c) The Registrant’s Current Reports on Form 8-K filed January 7, 2005, January 18, 2005, January 26, 2005, February 10, 2005, February 24, 2005, March 3, 2005, March 9, 2005, March 14, 2005, March 22, 2005, March 23, 2005, April 18, 2005, May 6, 2005, May 19, 2005, June 30, 2005, July 6, 2005, July 12, 2005, July 18, 2005, July 26, 2005, August 9, 2005, August 11, 2005, August 16, 2005, August 26, 2005, September 2, 2005, September 12, 2005, October 19, 2005, October 26, 2005 (as amended on November 2, 2005), November 18, 2005 , November 23, 2005, December 14, 2005, December 21, 2005, and January 3, 2006 (in each case, other than information that is furnished but that is deemed not to have been filed); and

(d) The description of the Registrant’s Common Stock that is contained in the Registrant’s registration statement filed pursuant to Section 12 of the Exchange Act, as modified by the Registrant’s Current Report on Form 8-K filed March 30, 2004, and any amendment or report filed for the purpose of updating such description.

In addition, the Annual Report on Form 11-K for the fiscal year ended December 31, 2004, as filed by the MBNA Corporation 401(k) Plus Savings Plan with the SEC, is incorporated by reference in this Registration Statement and made a part hereof.

All documents filed by the Registrant or the MBNA Corporation 401(k) Plus Savings Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party to is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys;’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article VIII of the Registrant’s bylaws provides for indemnification to the fullest extent authorized by Delaware law for any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, manager or employee of the Registrant or was serving at the request of the Registrant as a director, officer, manager or employee of any other enterprise. Such indemnification is provided only if the director, officer, manager or employee acted in good faith and in a manner that the director, officer, manager or employee reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the bylaws of the Registrant.

Pursuant to the Registrant’s bylaws, the Registrant also maintains a directors’ and officers’ insurance policy which insures the directors and officers of the Registrant against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit
4(c)	Specimen Certificate of Registrant’s common stock*

5(a)	Opinion of Timothy J. Mayopoulos, Executive Vice President and General Counsel of Bank of America, as to the validity of the shares of Bank of America common stock*

The Registrant undertakes that the MBNA Corporation 401(k) Plus Savings Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service in a timely manner and all changes required by the Internal Revenue Service for the MBNA Corporation 401(k) Plus Savings Plan to be qualified under Section 401 of the Internal Revenue Code have been or will be made.

8(a)	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters in connection with the Merger

23(a)	Consent of Timothy J. Mayopoulos, Executive Vice President and General Counsel of Bank of America (included in Exhibit 5(a))*

23(b)	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8(a))

23(c)	Consent of PricewaterhouseCoopers LLP as to Bank of America Corporation

23(d)	Consent of PricewaterhouseCoopers LLP as to FleetBoston Financial Corporation

23(e)	Consent of Ernst & Young LLP as to the MBNA Corporation 401(k) Plus Savings Plan
24(a)	Power of Attorney*
24(b)	Power of Attorney of Alvaro G. de Molina*

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1 on Form S-8.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as

amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 3rd day of January, 2006.

BANK OF AMERICA CORPORATION

By:	*
Kenneth D. Lewis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Kenneth D. Lewis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

* Alvaro G. de Molina	Chief Financial Officer (Principal Financial Officer)

* Neil A. Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* William Barnet, III	Director

Frank P. Bramble, Sr.	Director

* Charles W. Coker	Director

* John T. Collins	Director

* Gary L. Countryman	Director

* Paul Fulton	Director

* Charles K. Gifford	Director

Signature Page

Signature	Title	Date
* W. Steven Jones	Director

* Walter E. Massey	Director

* Thomas J. May	Director

* Patricia E. Mitchell	Director

* Edward L. Romero	Director

* Thomas M. Ryan	Director

* O. Temple Sloan, Jr.	Director

* Meredith R. Spangler	Director

* Robert L. Tillman	Director

* Jackie M. Ward	Director

*By:	/S/ TERESA M. BRENNER	January 3, 2006
Teresa M. Brenner
Attorney-in-Fact

Signature Page

MBNA Corporation 401(k) Plus Savings Plan

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 3, 2006.

MBNA CORPORATION 401(K) PLUS SAVINGS PLAN

By:	/s/ RICHARD J. DORAZIL
Name:	Richard J. Dorazil
Title:	Senior Vice President
Global Benefits Executive
Bank of America Corporation

Signature Page

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4(c)	Specimen Certificate of Registrant’s common stock*

5(a)	Opinion of Timothy J. Mayopoulos, Executive Vice President and General Counsel of Bank of America, as to the validity of the shares of Bank of America common stock*

8(a)	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters in connection with the Merger

23(a)	Consent of Timothy J. Mayopoulos, Executive Vice President and General Counsel of Bank of America (included in Exhibit 5(a))*

23(b)	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8(a))

23(c)	Consent of PricewaterhouseCoopers LLP as to Bank of America Corporation

23(d)	Consent of PricewaterhouseCoopers LLP as to FleetBoston Financial Corporation

23(e)	Consent of Ernst & Young LLP as to the MBNA Corporation 401(k) Plus Savings Plan

24(a)	Power of Attorney*

24(b)	Power of Attorney of Alvaro G. de Molina*

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1.